Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of Datacentrex, Inc. (formerly Thumzup Media Corporation) of our report dated March 11, 2025, relating to the financial statements of Datacentrex, Inc., which appears in Datacentrex Inc.’s Annual Form 10-K for the years ended December 31, 2024 and 2023.

We also consent to the reference to our firm under the caption “Experts” in such Registration Statement.

/s/ Haynie

Haynie

Salt Lake City,

Utah January 28, 2026